As filed with the Securities and Exchange Commission on April 26, 2000
                                Registration No. 333-
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                            ---------------------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                            ---------------------------
                                  BORGWARNER INC.
                  (formerly known as Borg-Warner Automotive, Inc.)
               (Exact name of registrant as specified in the charter)
       Delaware                                        13-3404508
(State of Incorporation)                     (IRS Employer Identification No.)
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                      (Address of principal executive offices)
                         ----------------------------------
                              BORG-WARNER AUTOMOTIVE, INC.
                              1993 STOCK INCENTIVE PLAN
                              (Full title of the plan)

                             LAURENE H. HORISZNY, ESQ.
                                   BorgWarner Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500
             (Name, address and telephone number of agent for service)

                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Titles of        Amount         Proposed maximum Proposed maxi-
securities       to be          offering price   mum aggregate  Amount of
to be registered registered     per share (1)    offering price registration fee
--------------------------------------------------------------------------------
Common Stock    1,200,000 shares $40.875        $49,050,000     $12,949.20
($.01 par value)(2)
--------------------------------------------------------------------------------
(1) Computed pursuant to Rule 457 (c) and Rule 457 (h) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on April 25, 2000 on the consolidated reporting system.

(2) Pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     BorgWarner Inc. (the "Registrant" or "Company") and the Borg-Warner Automotive, Inc. 1993 Stock Incentive Plan as Amended (the "Stock Incentive Plan ") hereby incorporate by reference herein the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

     (i) The Registrant's latest Annual Report on Form 10K for the fiscal year ended December 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, (the "Exchange Act"), (ii) all other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ending December 31, 1998, and (iii) the description of the Company's common stock, par value $.01 per share, as set forth on Form 8-A dated July 29, 1993.

     All documents subsequently filed by the Company or the Stock Incentive Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares of common stock that may be purchased under the Stock Incentive Plan has been passed upon for the Company by Laurene H. Horiszny, Vice President, General Counsel and Secretary of the Company. Ms. Horiszny owns or has the right to acquire within the next 60 days an aggregate of 23,158 shares of the Company's common stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify its officers and directors against the expenses, including attorney's fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonable entitled to indemnity.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL and (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL, and allows the Company to advance or reimburse litigation expenses upon submission by the director, officer or employee of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


Item 8.   EXHIBITS.

     (5.1) Opinion of Laurene H. Horiszny, Vice President, General Counsel and Secretary of the Company.

     (23.1) Consent of Deloitte & Touche LLP.

     (23.2) Consent of Laurene H. Horiszny (included as part of Exhibit (5.1)).

     (24.1) Power of Attorney.

The Registrant hereby undertakes to submit the Stock Incentive Plan and any amendments thereto to the Internal Revenue Service ("IRS") and will make all changes required by the IRS in order to qualify the Stock Incentive Plan pursuant to Section 401 of the Internal Revenue Code.

Item 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of this counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on April 26, 2000.

                                   BORGWARNER INC.


                                   By: /s/ John F. Fiedler
                                   --------------------------------------------
                                   JOHN F. FIEDLER
                                   Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on April 26, 2000.

SIGNATURE                TITLE

/s/ John F. Fiedler      Chairman of the Board & Chief Executive Officer
-----------------------
JOHN F. FIEDLER


/s/ Lawrence B. Skatoff Executive Vice President & Chief Financial Officer ------------------------ (Principal Financial Officer)
LAWRENCE B. SKATOFF

/s/ William C. Cline     Vice President and Controller
------------------------ (Principal Accounting Officer)
WILLIAM C. CLINE

*                        Director
-------------------------
JOHN RAU


*                        Director
------------------------
ALEXIS P. MICHAS

*                        Director
------------------------
PAUL E. GLASKE

*                        Director
------------------------
WILLIAM E. BUTLER

*                        Director
------------------------
IVAN W. GORR

*                        Director
------------------------
ANDREW F. BRIMMER

*                        Director
------------------------
JERE A. DRUMMOND

*                        Director
------------------------
PHYLLIS O. BONANNO


/s/ John F. Fiedler      As attorney-in-fact for directors marked by an
-----------------------  asterisk.
JOHN F. FIEDLER

EXHIBIT INDEX

(5.1) Opinion of Laurene H. Horiszny, Vice President, General Counsel and Secretary of the Company.

(23.1) Consent of Deloitte & Touche LLP.

(23.2) Consent of Laurene H. Horiszny (included as part of Exhibit (5.1)).

(24.1) Power of Attorney.